UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 25, 2016

Date of Report (Date of earliest event reported)

MULTIMEDIA PLATFORMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Blvd, Suite PH-D

Fort Lauderdale, FL 33308

(Address of principal executive offices)

(954) 440-4678

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, Peter Jackson announced his resignation as a member of the Board of Directors (the "Board") of Multimedia Platforms, Inc. (the "Company"), effective immediately. Mr. Jackson will continue in his role as Chief Operating Officer. The resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On April 25, 2016, Michael Turner announced his resignation as a member of the Board of the Company, effective immediately. Mr. Turner will continue in his role as President of the Media Ventures and Digital Media division. The resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

17.1	Resignation Letter of Peter Jackson from the Board of Directors, dated April 25, 2016

17.2	Resignation Letter of Michael Turner from the Board of Directors, dated April 25, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: April 29, 2016	By:	/s/ Robert Blair
Robert Blair
Chief Executive Officer